EXHIBIT 99.1

Anne Townsend Joins Rekor Systems Board, Strengthening Cybersecurity Oversight

COLUMBIA, MD / ACCESSWIRE / March 4, 2024 / Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor" or the "Company"), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced the addition of Anne Townsend to its Board of Directors ("Board") and her appointment as a member of the Board's Technology and Social Responsibility Committee. With a distinguished career spanning over two decades, Townsend brings unparalleled expertise in cybersecurity, smart cities, and urban transportation management to the Rekor Systems board of directors.

As a Senior Principal Cybersecurity Engineer at The MITRE Corporation, Townsend has been at the forefront of cybersecurity and smart city initiatives. Her role as MITRE's trailblazer for Smart Cities and Cybersecurity has positioned her as a thought leader in the industry, with a strategic mindset and strong communication skills that have driven business growth and technical management.

Townsend's technical strengths are deeply rooted in security controls, including NIST 800-53 and ISO standards, frameworks such as NIST CSF and NIST SPs, cyber systems engineering, ransomware, data security, IoT, and emerging technologies.

Concurrently with Townsend's appointment, the Board also chartered a Technology and Social Responsibility Committee, which is responsible for making periodic assessments of technological developments and trends affecting the Company's operations and business opportunities, its competitive advantages and vulnerabilities in its use and development of technology, and the security of its physical and intellectual assets. Prof. Sanjay Sarma of MIT will lead the new committee, which also includes Mr. Paul deBary, who serves as Chair of the Board of Ethics of the Town of Greenwich, CT.

Robert A. Berman, Chair and CEO of Rekor, expressed his enthusiasm about Townsend's appointment, stating, "Anne Townsend's addition to our Board significantly strengthens our foundation as we advance the AI/ML and other proprietary technologies within our roadway intelligence solutions for creating smarter, safer, and greener roadways and communities for everyone. Her deep domain expertise in transportation management and urban mobility, combined with our commitment to connecting physical, digital, and operational infrastructures for a unified source of truth and collaboration, positions us at a highly privileged point of trust and access among the nation's most demanding public and enterprise clients. Anne's cybersecurity leadership and extensive experience will be crucial as we advance with innovative solutions designed for complex cross-agency and public-private collaborations, all of which require robust AI and cybersecurity protections."

Anne Townsend shared her excitement about joining Rekor's Board, saying, "I am deeply honored to join Rekor Systems at this crucial juncture in the Company's evolution. I am eager to contribute my insights and guidance to support the Rekor team as they develop innovative, cyber-secure solutions that tackle the complex issues facing our nation's roadways."

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Rekor Lead Director Paul deBary said, "Anne has dedicated her career to serving the public interest and shares our commitment to building a safe and secure future for our nation's roadways. Her expertise and insights will be a valuable resource for the Board as Rekor continues to rapidly expand its operations and technological capabilities."

For more information about Rekor Systems and its Board of Directors, please visit: https://www.rekor.ai/investors

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data - laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the statements regarding the use of proceeds from the sale of the Series A Notes in the offering and the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

SOURCE: Rekor Systems, Inc.

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